Exhibit 99.2

FOR IMMEDIATE RELEASE
Diodes Incorporated Announces Proposed Offering of $200 Million of Convertible Senior Notes
Westlake Village, California, October 4, 2006 — Diodes Incorporated (NasdaqGS: DIOD), a leading manufacturer and supplier of high-quality discrete and analog semiconductors, announced today that it has filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with a proposed offering, subject to market conditions and other factors, of $200 million aggregate principal amount of convertible senior notes due 2026. The offering contemplates that the underwriters of the notes will have an over-allotment option to purchase up to an additional $30 million aggregate principal amount of notes within 13 days of the initial issuance of the notes.
Diodes intends to use the net proceeds from the offering for working capital and other general corporate purposes, including acquisitions.
This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
UBS Securities LLC is acting as the sole book-running manager of the offering. A registration statement relating to the proposed offering has been filed with the Securities and Exchange Commission. A copy of the prospectus forming a part of the registration statement relating to the proposed offering can be obtained from UBS Securities LLC, Attention: Prospectus Department, 299 Park Avenue, New York, New York, 10171.
About Diodes Incorporated
Diodes Incorporated (NasdaqGS: DIOD) is a leading manufacturer and supplier of high-quality discrete and analog semiconductor products, primarily to the communications, computing, industrial, consumer electronics and automotive markets. The Company’s corporate sales, marketing, engineering and logistics headquarters is located in Southern California, with two manufacturing facilities in Shanghai, China, a wafer fabrication plant in Kansas City, Missouri, engineering, sales, warehouse and logistics offices in Taipei, Taiwan and Hong Kong, and sales and support offices throughout the world. Diodes, Inc. recently acquired Anachip Corporation, a fabless analog IC company in Hsinchu Science Park, Taiwan.
Diodes, Inc.’s product focus is on subminiature surface-mount discrete devices, analog power management ICs and Hall-effect sensors all of which are widely used in end-user equipment such as TV/Satellite set top boxes, portable DVD players, datacom devices, ADSL modems, power supplies, medical devices, wireless notebooks, flat panel displays, digital cameras, mobile handsets, DC to DC conversion, Wireless 802.11 LAN access points, brushless DC motor fans, and automotive applications. For further information, including SEC filings, visit the Company’s website at http://www.diodes.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as fluctuations in product demand, the introduction of new products, the Company’s ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, risks of foreign operations, availability of tax credits, and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.
Source: Diodes Incorporated
CONTACT: Carl Wertz, Chief Financial Officer, Diodes Incorporated (805) 446-4800
e-mail: carl_wertz@diodes.com
or
Crocker Coulson, President, CCG Investor Relations,
(310) 231-8600, Ext. 103, e-mail: crocker.coulson@ccgir.com

Recent news releases, annual reports, and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.